Exhibit 32.1

CERTIFICATION PURSUANT TO SECTION 906
OF THE SARBANES-OXLEY ACT OF 2002, 10 U.S.C. SECTION 1350

This certification is provided pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of Section 1350, Chapter 63 of Title 18, United States Code) and accompanies the quarterly report on Form 10-Q (the “Form 10-Q”) for the quarter ended June 30, 2016 of Cherry Hill Mortgage Investment Corporation (the “Company”).

I, Jeffrey Lown II, the President (Principal Executive Officer) of the Company, certify that:

1.  the Form 10-Q for the quarter ended June 30, 2016 fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m(a) or 78o(d)); and

2.  the information contained in the Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: August 9, 2016

By:	/s/ Jeffrey Lown II
Jeffrey Lown II
President
(Principal Executive Officer)